UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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PETROLEUM & RESOURCES CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PETROLEUM & RESOURCES CORPORATION

Seven St. Paul Street

Baltimore, Maryland 21202

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

February 17, 2006

Notice is hereby given that the Annual Meeting of Stockholders of PETROLEUM & RESOURCES CORPORATION, a Maryland corporation (the “Corporation”), will be held at the Gaylord Palms Resort & Convention Center, 6000 W. Osceola Parkway, Kissimmee, FL 34746, on Tuesday, March 28, 2006, at 11:00 a.m., for the following purposes:

(1) to elect directors as identified in the Proxy Statement for the ensuing year;

(2) to consider and vote upon the ratification of the selection of the independent registered public accounting firm of PricewaterhouseCoopers LLP to audit the books and accounts of the Corporation for or during the year ending December 31, 2006;

(3) to transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on February 10, 2006, as the record date for the determination of the stockholders entitled to notice of and to vote at this meeting.

By order of the Board of Directors,

LAWRENCE L. HOOPER, JR.

Vice President, General Counsel

and Secretary

Baltimore, MD

Note: Stockholders who do not expect to attend the meeting are requested to fill in, sign, date and return the accompanying proxy in the enclosed envelope without delay. Telephone and Internet voting are also offered.

PETROLEUM & RESOURCES CORPORATION

Seven St. Paul Street

Baltimore, Maryland 21202

Proxy Statement

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Petroleum & Resources Corporation, a Maryland corporation (the “Corporation”), for the Annual Meeting of Stockholders to be held on Tuesday, March 28, 2006, and is first being sent to stockholders on or about February 17, 2006.

Only stockholders of record at the close of business on February 10, 2006, may vote at the Annual Meeting to be held on March 28, 2006. On the record date, the Corporation had outstanding 21,553,336 shares of Common Stock (“Common Stock”).

The holders of the Common Stock shall be entitled to one vote per share. The Corporation has no other class of security outstanding. For Proposal (1), referred to below, directors shall be elected by a plurality of the votes cast at the meeting. Proposal (2), referred to below, requires the affirmative vote of a majority of the votes cast at the meeting. Unless otherwise required by the Corporation’s Articles of Incorporation or By-laws, or by applicable Maryland law, any other matter properly presented for a vote at the meeting will require the affirmative vote of a majority of the votes cast at the meeting. Proxies received by the Corporation that are marked “without authority” or abstain, or that constitute a broker non-vote, are counted as present for purposes of determining a quorum at the meeting. Broker non-votes are shares held in the name of a broker or nominee for which the broker or nominee indicates that instructions have not been received from the beneficial owner or person entitled to vote and the broker or nominee does not have discretionary voting power. Proxies marked “withhold authority”, abstentions and broker non-votes do not count as votes cast with respect to any proposal, and therefore, such proxies would have no effect on the outcome of Proposals (1) and (2), below.

The Annual Meeting is being held on March 28, 2006, for the following purposes: (1) election of directors of the Corporation; (2) ratification of the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit the books and accounts of the Corporation for or during the year ending December 31, 2006; and (3) transaction of such other business as may properly come before the meeting or any adjournment thereof. As of the date of this proxy statement, the only business that the management intends to present, or knows that others may present at the meeting, are Proposals (1) and (2). Should any other matter come before the meeting, however, action may be taken thereon pursuant to proxies in the form enclosed.

Except for Proposals (1) and (2) referred to above, the proxies confer discretionary authority on the persons named therein or their substitutes with respect to any business that may properly come before the meeting. Stockholders retain the right to revoke executed proxies at any time before they are voted by 1) written notice to the Corporation, 2) by executing a later dated proxy, or 3) by appearing and voting at the meeting. Properly executed proxies will be voted as directed, but, if no direction is specified, the shares covered by a given proxy will be voted in favor of Proposals (1) and

(2). Under Maryland Law, there are no appraisal or other dissenter rights with respect to any matter to be voted on at the Annual Meeting that is described herein.

The Corporation will pay all costs of soliciting proxies in the accompanying form. See “Other Matters and Annual Report” below. Solicitation will be made by mail, and officers, regular employees, and agents of the Corporation may also solicit proxies by telephone or personal interview. The Corporation expects to request brokers and nominees who hold stock in their names to furnish this proxy material to their customers and to solicit proxies from them, and will reimburse such brokers and nominees for their out-of-pocket and reasonable clerical expenses in connection therewith.

(1) ELECTION OF DIRECTORS

Unless contrary instructions are given by the stockholder signing a proxy, it is intended that each proxy in the accompanying form will be voted at the Annual Meeting for the election of the following nominees to the Board of Directors for the ensuing year, all of whom have consented to serve if elected:

Enrique R. Arzac	Roger W. Gale	Douglas G. Ober*
Phyllis O. Bonanno	Thomas H. Lenagh	John J. Roberts
Daniel E. Emerson	Kathleen T. McGahran	Craig R. Smith
Frederic A. Escherich

If for any reason one or more of the nominees above named shall become unable or unwilling to serve when the election occurs, proxies in the accompanying form will, in the absence of contrary instructions, be voted for the election of the other nominees above named and may be voted for substitute nominees in the discretion of the persons named as proxies in the accompanying form. As an alternative to proxies being voted for substitute nominees, the size of the Board of Directors may be reduced so that there are no vacancies caused by a nominee above named becoming unable or unwilling to serve. The directors elected will serve until the next annual meeting or until their successors are elected, except as otherwise provided in the By-laws of the Corporation.

Information as to Nominees for Election as Directors (as of December 31, 2005)**

Set forth below with respect to each nominee for director are his or her name and age, any positions held with the Corporation, other principal occupations during the past five years, other directorships and business affiliations, the year in which he or she first became a director, and the number of shares of Common Stock beneficially owned by him or her. Also set forth below is the number of shares of Common Stock beneficially owned by all directors and officers of the Corporation as a group. A separate table is provided showing the dollar value range of the shares beneficially owned by each director.

*	Mr. Ober is an “interested person,” as defined by the Investment Company Act of 1940, because he is an officer of the Corporation.
**	The information for Mr. Escherich is as of February 9, 2006, the date he was elected to the Board.

Name, Age, Positions with the Corporation, Other Principal Occupations and Other Affiliations	Has been a Director since	Shares of Common Stock Beneficially Owned (a)(b)(c)(d)
Independent Directors
Enrique R. Arzac, 64, Professor of Finance and Economics, formerly Vice Dean of Academic Affairs of the Graduate School of Business, Columbia University. Director of The Adams Express Company and Credit Suisse Asset Management Funds (28 funds) (investment companies).	1987	3,425
Phyllis O. Bonanno, 62, President & Chief Executive Officer of International Trade Solutions, Inc. (consultants). Formerly, President of Columbia College, Columbia, South Carolina, and Vice President of Warnaco Inc. (apparel). Director of Borg-Warner Inc. (industrial), Mohawk Industries, Inc. (carpet and flooring), and The Adams Express Company.	2003	937
Daniel E. Emerson, 81, Retired Executive Vice President of NYNEX Corporation (communications), retired Chairman of the Board of both NYNEX Information Resources Co. and NYNEX Mobile Communications Co. Previously, Executive Vice President and Director of New York Telephone Company. Presently, Chairman, The National YMCA Fund, Inc. Director of The Adams Express Company.	1987	11,120
Frederic A. Escherich, 53, Private Investor, formerly Managing Director and head of the Mergers and Acquisitions Research and Financial Advisory Services Departments with J. P. Morgan. Director of The Adams Express Company.	2006	400
Roger W. Gale, 59, President & CEO of GF Energy, LLC (consultants to electric power companies). Formerly, member of management group, PA Consulting Group (energy consultants). Director of The Adams Express Company, Ormat Technologies, Inc. (geothermal and renewable energy), and U.S. Energy Association.	2005	400
Thomas H. Lenagh, 87, Financial Advisor, Chairman of the Board, Photonics Product Group (crystals). Formerly, Chairman of the Board and Chief Executive Officer of Greiner Engineering Inc. (formerly Systems Planning Corp.) (consultants). Formerly, Treasurer and Chief Investment Officer of the Ford Foundation (charitable foundation). Director of Cornerstone Funds, Inc. (3 funds) and The Adams Express Company (investment companies).	1987	2,765
Kathleen T. McGahran, 55, Principal & Director of Pelham Associates, Inc. (executive education) and Adjunct Associate Professor, Columbia Executive Education, Graduate School of Business, Columbia University. Formerly, Associate Dean and Director of Executive Education and Associate Professor, Columbia University. Director of The Adams Express Company.	2003	1,404
John J. Roberts, 83, Retired Senior Advisor to American International Group, Inc. (insurance), and formerly, Vice-Chairman, External Affairs, American International Group, Inc. Formerly, Chairman and Chief Executive Officer of American International Underwriters Corporation (insurance). Previously, President of American International Underwriters Corporation-U.S./Overseas Operations. Honorary Director of American International Group, Inc. and Director of The Adams Express Company.	1987	1,970
Craig R. Smith, M.D., 59, President, Williston Consulting LLC (consultants to pharmaceutical and biotechnology industries). Formerly Chairman, President & CEO of Guilford Pharmaceuticals (pharmaceutical and biotechnology. Director of The Adams Express Company, La Jolla Pharmaceutical Company, and Depomed, Inc. (specialty pharmaceuticals).	2005	400

Name, Age, Positions with the Corporation, Other Principal Occupations and Other Affiliations	Has been a Director since	Shares of Common Stock Beneficially Owned (a)(b)(c)(d)

Interested Director
Douglas G. Ober, 59, Chairman of the Board and Chief Executive Officer of the Corporation since April 1, 1991. Director, Chairman of the Board and Chief Executive Officer of The Adams Express Company.	1989	50,813(e)
Directors and executive officers of the Corporation as a group.*		140,587

The address for each director is the Corporation’s office, Seven St. Paul Street, Suite 1140, Baltimore, MD 21202.

(a)	To the Corporation’s knowledge, other than shares referred to in footnote (c) below, each director had sole investment and voting power with respect to the shares shown opposite his or her name.
(b)	Of the amounts shown as beneficially owned by the directors and executive officers as a group, 28,836 shares were held by the Trustee under the Employee Thrift Plan of the Corporation and the Employee Thrift Plan of The Adams Express Company.
(c)	The amounts shown include shares subject to options under the Corporation's Stock Option Plan (see “Stock Option Plan” below) and restricted stock under the Corporation’s 2005 Equity Incentive Compensation Plan (see “2005 Plan” below) held by Mr. Ober (31,944 shares), restricted stock units held by each director (400 units), and by directors and executive officers as a group (81,692 shares). Mr. Ober and the other officers with shares subject to options all disclaim beneficial ownership of those shares.
(d)	Calculated on the basis of 21,623,872 shares of Common Stock outstanding on December 31, 2005, each director owned less than 1.0% of the Common Stock outstanding. The directors and executive officers as a group owned less than 1.0% of the Common Stock outstanding.
(e)	Of the amounts shown, 18,766 shares beneficially owned by Mr. Ober were held by the Trustee under the Employee Thrift Plan of the Corporation.

Independent Directors	Dollar Value of Shares Owned
Enrique R. Arzac	$50,001-$100,000
Phyllis O. Bonanno	$10,001-$50,000
Daniel E. Emerson	greater than $100,000
Frederic A. Escherich	$10,001-$50,000
Roger W. Gale	$10,001-$50,000
Thomas H. Lenagh	$50,001-$100,000
Kathleen T. McGahran	$10,001-$50,000
John J. Roberts	$10,001-$50,000
Craig R. Smith	$10,001-$50,000
Robert J.M. Wilson*	greater than $100,000
Interested Director
Douglas G. Ober	greater than $100,000

In 2004, the Board adopted equity ownership requirements for the directors and senior staff. Under these equity ownership requirements, the Chief Executive Officer, portfolio managers, research analysts, and other executive officers must own, within 5 years of the requirement’s adoption, a certain percentage of equity in the Corporation equal to a multiple of his or her annual salary, and non-employee directors must own, within 5 years, at least $50,000 of Common Stock of the Corporation.

The nominees identified above are also nominees for election to the Board of Directors of The Adams Express Company (“Adams”), the Corporation’s largest stockholder (see “Principal Stockholder” on page 6).

*	Mr. Robert J.M. Wilson, a current director of the Company, is not standing for reelection to the Board. Mr. Wilson beneficially owns 10,713 shares of Common Stock, which shares are included in the total for the group.

Process for Stockholders to Communicate with Board

The Board of Directors has implemented a process for stockholders of the Corporation to send communications to the Board. Any stockholder desiring to communicate with the Board, or with specific individual directors, may so do by writing to the Secretary of the Corporation, at Petroleum & Resources Corporation, Seven St. Paul Street, Suite 1140, Baltimore, MD 21202. The Secretary has been instructed by the Board to promptly forward all such communications to the addressees indicated thereon.

Policy on Board of Directors’ Attendance of Annual Meetings

The Corporation’s policy with regard to attendance by the Board of Directors at Annual Meetings is that all directors are expected to attend, absent unusual and extenuating circumstances that prohibit attendance. The number of directors who attended the 2005 Annual Meeting was 8 (out of 10 directors).

Section 16(a) Beneficial Ownership Reporting Compliance

Each director and officer of the Corporation who is subject to Section 16 of the Securities Exchange Act of 1934 is required to report to the Securities and Exchange Commission by a specified date his or her beneficial ownership of or transactions in the Corporation’s securities. Based upon a review of filings with the Securities and Exchange Commission and written representations that no other reports were required, the Corporation has no reason to believe that any such director or officer did not file all requisite reports with the Securities and Exchange Commission on a timely basis during 2005.

Information as to Other Executive Officers

Set forth below are the names, ages and positions with the Corporation of all executive officers of the Corporation other than those who also serve as directors. Executive officers serve as such until the election of their successors.

Mr. Lawrence L. Hooper, Jr., 53, has served as the Chief Compliance Officer since April 8, 2004, Vice President since March 30, 1999, and as General Counsel and Secretary since April 1, 1997. Prior thereto, he was a partner in Tydings & Rosenberg L.L.P., a Baltimore, Maryland law firm.

Ms. Maureen A. Jones, 58, has served as Chief Financial Officer since March 26, 2002, as Vice President since January 1, 1998, and as Treasurer since January 1, 1993.

Mr. Joseph M. Truta, 61, has served as Executive Vice President since January 1, 1986.

Security Ownership of Management in the Corporation (a) Name	Shares of Common Stock Beneficially Owned (b)(c)(d)(e)
Lawrence L. Hooper, Jr.	11,503
Maureen A. Jones	11,872
Joseph M. Truta	32,865

(a)	As of December 31, 2005, share ownership of directors and executive officers as a group is shown in the table beginning on page 3 and footnotes thereto.
(b)	To the Corporation’s knowledge, each officer had sole investment and voting power with respect to the shares shown opposite his or her name above other than shares referred to in footnote (d) below.
(c)	Of the amounts shown, the following shares beneficially owned by the respective officer were held by the Trustee under the Employee Thrift Plan of the Corporation and the Employee Thrift Plan of Adams: Mr. Hooper (1,939 shares), Ms. Jones (2,316 shares), and Mr. Truta (5,815 shares).

(d)	The amounts shown include shares subject to options under the Corporation's Stock Option Plan (see “Stock Option Plan” below), held by Mr. Hooper (9,015 shares), Ms. Jones (9,015 shares), and Mr. Truta (26,159 shares). These officers disclaim beneficial ownership of those shares.
(e)	The amounts shown include nonvested shares of restricted stock under the Corporation’s 2005 Equity Incentive Compensation Plan (see “2005 Plan” below) held by Mr. Hooper (534 shares), Ms. Jones (534 shares), and Mr. Truta (891 shares).
(f)	Calculated on the basis of 21,623,872 shares of Common Stock outstanding on December 31, 2005, each of the officers listed above owned less than 1.0% of the Common Stock outstanding.

Principal Stockholder

At December 31, 2005, only one person or group of persons was known by the Corporation to own beneficially more than five percent of any class of the Corporation’s voting securities.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	The Adams Express Company Seven St. Paul Street Baltimore, Maryland 21202	1,985,996 direct	9.2%

Board Meetings

The Board of Directors held twelve meetings during 2005, at which overall attendance was approximately 95%. Each Director attended at least 88% of the total of all (i) meetings of the Board and (ii) meetings of committees of the Board on which he or she served in 2005.

Audit Committee

Messrs. Emerson, Smith, Wilson* and Ms. McGahran, each of whom is an independent director as such is defined by the Rules of the New York Stock Exchange, and none of whom is an “interested person” as such is defined in the Investment Company Act of 1940, constitute the membership of the Board’s standing Audit Committee, which met four times in 2005. The Board has determined that Ms. McGahran is an audit committee financial expert, as that term is defined in federal regulations. The Board has adopted a written charter under which the Audit Committee operates, which was most recently amended in January 2004. A copy of the Audit Committee Charter is available at the Corporation’s website: www.peteres.com. Set forth below is the report of the Audit Committee:

Audit Committee Report

The purposes of the Committee are set forth in the Committee’s written charter. As provided in the charter, the role of the Committee is to assist the Board of Directors in its oversight on matters relating to accounting, financial reporting, internal control, auditing, and regulatory compliance activities, and other matters the Board deems appropriate. The Committee also selects the Corporation’s independent auditors in accordance with the provisions set out in the charter. Management, however, is responsible for the preparation, presentation and integrity of the Corporation’s financial statements, and for the procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for planning and carrying out proper audits and reviews.

*	Mr. Wilson is not standing for reelection to the Board.

In fulfilling its responsibilities, the Committee has reviewed and discussed the audited financial statements contained in the 2005 Annual Report of the Corporation with the Corporation’s management and the independent auditors. In addition, the Committee has discussed with the independent auditors the matters required to be discussed pursuant to Statement of Auditing Standards No. 61, as modified or supplemented. The Committee has also received from the independent auditors the written statement regarding independence as required by Independence Standards Board Standard No. 1, considered whether the provision of nonaudit services by the independent auditors is compatible with maintaining the auditors’ independence, and discussed with the auditors the auditors’ independence.

In reliance on the reviews and discussions with management and the independent auditors referred to above, and subject to the limitations on the responsibilities and role of the Committee set forth in the charter and discussed above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Corporation’s 2005 Annual Report for filing with the Securities and Exchange Commission.

Respectfully submitted on February 9, 2006, by the members of the Audit Committee of the Board of Directors:

Kathleen T. McGahran, Chairperson

Daniel E. Emerson

Craig R. Smith

Robert J. M. Wilson

Compensation Committee

Messrs. Arzac, Emerson, Gale, and Roberts, and Ms. Bonanno constitute the membership of the Board’s standing Compensation Committee, which met six times during 2005. The Compensation Committee reviews and recommends changes in the salaries of directors, officers, and employees, and advises upon the cash, stock option, and equity incentive compensation plans in which the executive officers, officers, and employees of the Corporation are eligible to participate.

Executive Committee

Messrs. Arzac, Emerson, Lenagh, Ober*, Roberts, Wilson** and Ms. Bonanno constitute the membership of the Board’s standing Executive Committee, which met twice during 2005. The Committee has the authority of the Board of Directors between meetings of the Board except as limited by law, the Corporation’s By-laws, or Board resolution. The Executive Committee, minus Mr. Ober, also performs the duties of a nominating committee, as discussed below.

Nominating Committee

The Corporation does not have a separate standing nominating committee. Instead, certain members of the Executive Committee perform the functions of a nominating committee for the Board (hereinafter called the “Nominating Committee”). The Nominating Committee is comprised of the

*	Mr. Ober is an “interested person.”
**	Mr. Wilson is not standing for reelection to the Board.

directors who serve on the Corporation’s Executive Committee, minus Mr. Ober, who is an “interested person” as that term is defined in Section 2(a)(19) of the Investment Company Act of 1940. Thus, Messrs. Arzac, Emerson, Lenagh, Roberts, Wilson* and Ms. Bonanno, each of whom is not an “interested person” of the Corporation, constitute the Nominating Committee. The Executive Committee, minus Mr. Ober, acting as the Nominating Committee, met once during 2005. The Board has adopted a written charter under which the Nominating Committee operates, a copy of which is available to stockholders at the Corporation’s website: www.peteres.com.

The Nominating Committee will consider unsolicited recommendations for director candidates from stockholders of the Corporation. Stockholders may recommend candidates for consideration by the Nominating Committee by writing to the Secretary of the Corporation at the office of the Corporation, Seven St. Paul Street, Suite 1140, Baltimore, MD 21202, giving the candidate’s name, biographical data and qualifications and stating whether the candidate would be an “interested person” of the Corporation. A written statement from the candidate, consenting to be named as a candidate, and if nominated and elected, to serve as a director, should accompany any such recommendation.

The process that the Nominating Committee uses for identifying and evaluating nominees for director is as follows: When there is a vacancy on the Board, either through the retirement of a director or the Board’s determination that the size of the Board should be increased, nominations to fill that vacancy are made by current, independent directors on the Board. The name of any individual recommended by an independent director is provided to Mr. Ober, who contacts the prospective director nominee and meets with him or her. The members of the Nominating Committee then meet with the prospective director nominee. If a majority of the Nominating Committee members are satisfied that the prospective director nominee is qualified and will make a positive addition to the Board, as many as possible of the other independent directors meet with him or her. The Nominating Committee then nominates the candidate at a meeting of the Board and a vote is taken by the full Board on whether to elect the nominee to the Board and to include the nominee in the Corporation’s proxy for election at the next annual meeting of stockholders. The Corporation anticipates that a similar process will be used for any qualified director candidate properly recommended by a stockholder.

Retirement Benefits Committee

Messrs. Gale, Lenagh, and Smith, and Ms. McGahran are the director members of the standing Retirement Benefits Committee of the Corporation, which administers the Employees’ Retirement Plan, Supplemental Retirement Plan and the Employee Thrift Plan of the Corporation. This Committee met once during 2005.

Board of Directors Compensation

During 2005, each director who is not an interested person received an annual retainer fee of $10,000 and a fee of $750 for each Board meeting attended. All members of each Committee, except executive officers and/or interested persons, receive an additional annual retainer fee of $1,500 for each committee membership and a fee of $500 for each meeting attended; the Chairperson of each

*	Mr. Wilson is not standing for reelection to the Board.

committee except for the Executive Committee receives an additional fee of $500 for each Committee meeting attended. The total amount of fees paid to the independent directors in 2005 was $234,250.

Transactions with Principal Stockholder

The Corporation shares certain expenses for research, accounting services and other office services (including proportionate salaries and other employee benefits), rent and related expenses, and miscellaneous expenses such as office supplies, postage, subscriptions and travel, with Adams, of which all the above-named nominees are also directors. These expenses were paid by Adams and, on the date the payment was made, the Corporation simultaneously paid to Adams its allocated share, based on either the proportion of the size of the investment portfolios of the two companies, or, where possible, on an actual usage basis. In 2005, the Corporation’s share of such expenses was $591,768.

Audit Fees

The aggregate fees billed for professional services rendered by its independent auditors, PricewaterhouseCoopers LLP, for the audits of the Corporation’s annual and semi-annual financial statements for 2005 and 2004 were $59,201 and $47,142, respectively.

Audit-Related Fees

There were no audit-related fees in 2005 and 2004.

Tax Fees

The aggregate fees billed to the Corporation for professional services rendered by PricewaterhouseCoopers LLP for the review of the Corporation’s excise tax calculations and preparations of federal, state and excise tax returns for 2005 and 2004 were $7,964 and $8,524, respectively.

All Other Fees

The aggregate fees billed for services to the Corporation by PricewaterhouseCoopers LLP, other than for the services referenced above, for 2005 and for 2004 were $800 and $0, respectively. The $800 billed for services in 2005 were in connection with the preparation and review of the registration statement filed with the Securities and Exchange Commission relating to the 2005 Equity Incentive Compensation Plan.

The Board’s Audit Committee has considered the provision by PricewaterhouseCoopers LLP of the services covered in this All Other Fees section and found that they are compatible with maintaining PricewaterhouseCoopers LLP’s independence.

Audit Committee Pre-Approval Policy

All services to be performed for the Corporation by PricewaterhouseCoopers LLP must be pre-approved by the Audit Committee. All services performed for 2005 were pre-approved by the Committee.

Remuneration of Directors and Others

The following table sets forth for each of the persons named below the aggregate current remuneration received from the Corporation during the fiscal year ended December 31, 2005, for services in all capacities:

Name of Person	Position	Aggregate Remuneration (1)(2)(3)(4)(5)	Pension or Retirement Benefits Accrued During the Last Fiscal Year (6)	Restricted Stock Awards (5)
Douglas G. Ober	Chairman of the Board and Chief Executive Officer (A)	$295,900	$8,316	$28,815
Joseph M. Truta	Executive Vice President	$165,740	$8,316	$28,815
Nancy J. F. Prue	Vice President	$192,660	$6,930	$23,026
Enrique R. Arzac	Director (A)(C)	$26,500	N/A	N/A
Phyllis O. Bonanno	Director (A)(C)	$25,250	N/A	N/A
Daniel E. Emerson	Director (B)(C)	$29,500	N/A	N/A
Frederic A. Escherich*	Director	N/A	N/A	N/A
Roger W. Gale	Director (C)(D)	$1,583	N/A	N/A
Thomas H. Lenagh	Director (A)(D)	$24,000	N/A	N/A
W. D. MacCallan**	Director	$17,750	N/A	N/A
Kathleen T. McGahran	Director (B)(D)	$24,750	N/A	N/A
W. Perry Neff***	Director	$5,083	N/A	N/A
Landon Peters**	Director	$7,000	N/A	N/A
John J. Roberts	Director (A)(C)	$22,750	N/A	N/A
Susan C. Schwab****	Director	$23,000	N/A	N/A
Craig R. Smith	Director (B)(D)	$1,583	N/A	N/A
Robert J. M. Wilson*****	Director (A)(B)	$25,500	N/A	N/A

(A)   Member of Executive Committee

(B)   Member of Audit Committee

(C)   Member of Compensation Committee

(D)   Member of Retirement Benefits Committee

(1)	Of the amounts shown, direct salaries paid by the Corporation to Messrs. Ober, Truta, and Ms. Prue were $141,900, $91,740, and $110,160 respectively.
(2)	Of the Corporation’s direct salaries, $5,940 for Mr. Ober, $5,940 for Mr. Truta, and $6,610 for Ms. Prue, were deferred compensation under the Corporation’s Employee Thrift Plan. The non-employee Directors do not participate in the Employee Thrift Plan.
(3)	Of the amounts shown, $154,000, $74,000, and $82,500 were incentive compensation accrued for Messrs. Ober, Truta, and Ms. Prue, respectively, in 2005 and deferred until 2006.
(4)	In addition, $76,545 for Mr. Ober, $78,436 for Mr. Truta, and $96,233 for Ms. Prue, was the net gain realized by them upon the exercise of stock appreciation rights during 2005 granted under the Corporation’s Stock Option Plan (see “Stock Option Plan” below). These sums are in addition to the aggregate remuneration amount shown in this summary table.

*	Mr. Escherich was elected to the Board in February 2006.
**	Messrs. MacCallan and Peters died during 2005. Upon Mr. MacCallan’s death, 400 restricted stock units granted to him on April 27, 2005 vested. The fair value of the units on vest date was $12,500.
***	Mr. Neff resigned from the Board in April 2005.
****	Ms. Schwab resigned from the Board effective December 1, 2005.
*****	Mr. Wilson is not standing for reelection to the Board.

(5)	In 2005, Messrs. Ober and Truta each were granted 891 shares of restricted stock and Ms. Prue was granted 712 shares of restricted stock. The shares vest in three equal installments beginning on April 27, 2006. Dividends are paid on the restricted stock during the vesting period. Each director serving on the Board at December 31, 2005 owned 400 restricted stock units valued at $12,936.
(6)	Under the Employee Thrift Plan, the Corporation makes contributions to match the contributions made by eligible employees (see “Employee Thrift Plan” below). The amounts shown represent the Corporation’s payments made on behalf of Messrs. Ober, Truta, and Ms. Prue during 2005. In addition, during 2005, the Corporation recognized aggregate pension expense of $421,225 related to all eligible employees and former employees in the Employee Retirement Plans (see “Employee Retirement Plan” below).

Equity Compensation Plan Information

The following table provides information as of December 31, 2005, about shares of Common Stock that may be issued upon the exercise of options, warrants and rights granted to employees, consultants or directors under the Corporation’s Stock Option Plan and restricted stock and restricted stock units granted to employees and directors under the 2005 Equity Incentive Compensation Plan, which are the Corporation’s only equity compensation plans. The shares indicated in the table represent shares outstanding under both Plans.

	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights or on Vesting of Restricted Stock or Units (a)	Weighted- Average Exercise Price of Outstanding Options and Rights Under the Corporation’s Stock Option Plan (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding Securities Reflected in Column (a)) (1) (c)
Equity compensation plans approved by stockholders	112,627 (2)	$18.24	1,123,982

(1)	As described below, the Board of Directors adopted the 2005 Equity Incentive Compensation Plan to replace the Corporation’s Stock Option Plan.
(2)	Of this amount, 42,823 shares relate to options currently exercisable under the Corporation’s Stock Option Plan.

Stock Option Plan*

On December 12, 1985, the Corporation's Board of Directors adopted a Stock Option Plan (the “Stock Option Plan”), which was approved by the stockholders at the March 26, 1986 Annual Meeting of Stockholders and was amended at the March 29, 1994 and March 25, 2003 Annual Meetings of Stockholders. The Stock Option Plan provides for the grant to “key employees” (as defined in the Stock Option Plan) of options to purchase shares of Common Stock of the Corporation, together with related stock appreciation rights. As of December 31, 2005, (i) the number of shares subject to outstanding options under the Stock Option Plan was 103,997 and (ii) the number of shares available for future grants under the Stock Option Plan was 260,373*. All options granted or to be granted under the Stock Option Plan are treated as non-qualified stock options under the Internal Revenue Code. The Stock Option Plan is administered by the Compensation Committee of the Board of Directors, which consists of five members of the Board, none of whom is eligible to receive grants under the Stock Option Plan. The grant of options is at the discretion of the Compensation Committee.

*	With the adoption of the 2005 Equity Incentive Compensation Plan, discussed below, no new grants were made under the Stock Option Plan in 2005 nor will be made thereafter.

The Stock Option Plan provides that, among other things, (a) the option price per share shall not be less than the fair market value of the Common Stock at the date of grant, except that the option price per share will be reduced after grant of the option to reflect capital gains distributions to the Corporation’s stockholders, provided that no such reduction shall be made that will reduce the option price below 25% of the original option price; (b) an option will not become exercisable until the optionee shall have remained in the employ of the Corporation for at least one year after the date of grant and may be exercised for 10 years unless an earlier expiration date is stated in the option; and (c) no option or stock appreciation right shall be granted after December 8, 2006.

The Stock Option Plan permits the grant of stock appreciation rights in conjunction with the grant of an option, either at the time of the option grant or thereafter during its term and in respect of all or part of such option. Stock appreciation rights permit an optionee to request to receive (a) shares of Common Stock of the Corporation with a fair market value at the time of exercise equal to the amount by which the fair market value of all shares subject to the option in respect of which such stock appreciation right was granted exceeds the exercise price of such option, (b) in lieu of such shares, the fair market value thereof in cash, or (c) a combination of shares and cash. Stock appreciation rights are exercisable beginning no earlier than two years after the date of grant and extend over the period during which the related option is exercisable. To the extent a stock appreciation right is exercised in whole or in part, the option in respect of which such stock appreciation right was granted shall terminate and cease to be exercisable.

Shares of Common Stock acquired as the result of the exercise of an option or stock appreciation right may not be sold until the later of two years after the date of grant of the option or one year after the acquisition of such shares.

2005 Equity Incentive Compensation Plan

The Board of Directors adopted a new equity incentive compensation plan for the Corporation, called the 2005 Equity Incentive Compensation Plan (the “2005 Plan”), to replace the Stock Option Plan. The 2005 Plan was approved by the stockholders at the 2005 Annual Meeting. The 2005 Plan is summarized below.

Administration

The 2005 Plan is administered by the Compensation Committee of the Board of Directors. The Committee has general responsibility to ensure that the 2005 Plan is operated in a manner that serves the best interests of the Corporation’s stockholders. Prior to making any recommendations to the Board to grant awards, but at least annually, the Committee will review the potential impact that the grant, exercise or vesting of awards could have on the Corporation’s earnings and net asset value per share.

Eligible Participants

The Committee recommends to the Board, and the Board has full and final authority to approve, the Corporation’s directors, officers, and employees and any eligible subsidiary’s officers and employees selected to receive awards under the 2005 Plan. The people who receive grants under the 2005 Plan are referred to individually as a “Participant” and collectively as “Participants”. In addition, under the 2005 Plan, all non-employee directors of the Corporation are eligible to participate and receive awards as described below under “—Non-Employee Director Awards”.

Available Shares

The Corporation has reserved and made available 872,639 shares for use as awards (4 percent of the Corporation’s Common Stock outstanding on the effective date of the 2005 Plan). The Committee may adjust the number and kind of shares available for use in awards when certain corporate transactions occur which affect the price of the Corporation’s Common Stock.

Under the 2005 Plan no single Participant may be granted awards relating to more than 35% of the shares of the Corporation’s Common Stock reserved for issuance under the 2005 Plan. In addition, the 2005 Plan limits the total number of shares that may be awarded to any single Participant in any 36-month period in connection with all types of awards to 300,000 shares of Corporation stock. Grants to non-employee directors are limited to those described below. See “—Non-Employee Director Awards”.

Awards

The 2005 Plan permits the Committee, subject to approval by the Board, to grant the following types of awards:

•	restricted stock;

•	restricted stock units;

•	deferred stock units;

•	non-qualified stock options; and

•	stock appreciation rights (including freestanding and tandem stock appreciation rights).

In addition, the 2005 Plan permits dividend equivalents to be awarded in connection with any award under the 2005 Plan. The 2005 Plan permits the Committee to prescribe in an award agreement any other terms and conditions of that award. As described below, the Committee may designate any award under the 2005 Plan as a performance award subject to performance conditions. The 2005 Plan is also intended to qualify certain compensation awarded under the 2005 Plan for tax deductibility under Internal Revenue Code Section 162(m) (“Code Section 162(m)”).

The awards are described more fully below. Grants to non-employee directors are limited to those described below. See “—Non-Employee Director Awards”.

Stock Options.  Stock options may be granted to Participants, provided that the per share exercise price of each option is not less than the fair market value of a share of the Corporation’s Common Stock on the date of the grant.

Unless otherwise determined by the Committee, options will become exercisable after the first anniversary of the date of grant, subject to the Participant’s continued employment or service with the Corporation. Stock options issued under the 2005 Plan cannot be exercisable more than ten years from the date of grant. In addition, if and to the extent provided for in the applicable award agreement, the option price per share may be reduced after grant of the option to reflect capital gains distributions to the Corporation’s stockholders made after the date of grant, provided that no such reduction will be made which will reduce the option price below zero.

Stock Appreciation Rights.  Stock appreciation rights (“SARs”) may also be granted to Participants. A SAR is the right to receive, upon exercise, an amount equal to (i) the fair market value of one share of the Corporation’s Common Stock on the date of exercise minus (ii) the SAR’s grant price.

Unless otherwise determined by the Committee, SARs will become exercisable after the second anniversary of the date of grant, subject to the Participant’s continued employment or service with the Corporation. SARs issued under the 2005 Plan cannot be exercisable more than ten years from the date of the grant. In addition, if and to the extent provided for in the applicable award agreement, the grant price of a SAR may be reduced after grant of the SAR to reflect capital gains distributions to the Corporation’s stockholders made after the date of grant, provided that no such reduction will be made which will reduce the grant price of the SAR below zero.

Restricted Stock.  The 2005 Plan permits shares of the Corporation’s Common Stock to be granted to Participants as restricted stock. Restricted stock is stock that is subject to restrictions on transferability, risk of forfeiture and/or other restrictions. A Participant who receives restricted stock will have all the rights of a stockholder, including the right to vote the restricted stock and the right to receive dividends, unless the Participant is limited by the terms of the 2005 Plan or any award agreement relating to the restricted stock. During the period of restriction, the Participant may not sell, transfer, pledge, hypothecate, margin, or otherwise encumber the restricted stock.

Restricted Stock Units.  The 2005 Plan permits restricted stock units to be granted to Participants. Restricted stock units represent rights to receive stock and are subject to certain restrictions and a risk of forfeiture.

Deferred Stock Units.  The 2005 Plan authorizes deferred stock units to be granted to Participants. A deferred stock unit is the right to receive stock, cash, or a combination of stock and cash at the end of a time period specified by the Committee. Deferred stock units may or may not be subject to restrictions (which may include a risk of forfeiture), which restrictions will lapse at the expiration of the specified deferral period or at earlier times, as determined by the Committee.

Performance Awards.  The 2005 Plan will permit the Committee to make any award under the 2005 Plan subject to performance conditions. The Corporation may pay performance awards in cash or shares of the Corporation’s Common Stock. The grant, exercise and/or settlement of performance awards will be contingent upon the achievement of pre-established performance goals, unless the Committee determines that a performance award is not intended to qualify as “performance-based compensation” for purposes of Code Section 162(m). (Code Section 162(m) provides that compensation in excess of one million dollars to certain officers of a public Corporation is not deductible for income tax purposes unless it qualifies as “performance-based compensation”.)

Non-Employee Director Awards

Immediately following each annual meeting of stockholders, each non-employee director who is elected a director at, or who was previously elected and continues as a director after that annual meeting receives an award of 400 restricted stock units of the Corporation. In addition, at the effective date of any non-employee director’s initial election to the Board, the non-employee director will be granted 400 restricted stock units of the Corporation. Non-employee directors will also receive dividend equivalents in respect of such restricted stock units equal to the amount or value of any cash or other dividends or distributions payable on an equivalent number of shares of Common Stock. The restricted stock units and related dividend equivalents will vest (and become non-forfeitable) and be paid (in the form of shares of Common Stock) one year from the date of grant. In addition, non-employee directors may elect each year, not later than December 31 of the year preceding the year as to which the annual grant of restricted stock units is to be applicable, to defer to a fixed date or pursuant to a specified schedule payment of all or any portion of the annual grant of restricted stock units. Any modification of the deferral election may be made only upon satisfaction of any conditions that the Committee may impose.

Operation of the 2005 Plan

Under the 2005 Plan, the Committee, subject to approval by the Board, may grant awards (except for non-employee director awards) either alone or in addition to, in tandem with, or in substitution or exchange for any other award or any award granted under another plan of the Corporation or its existing or future subsidiaries or any other right of a Participant to receive payment from the Corporation or any Corporation subsidiary.

Employee Thrift Plan

Employees of the Corporation who have completed six months of service may elect to have 2% to 6% of their base salary deferred as a contribution to a thrift plan instead of being paid to them currently (see table set forth on pages 10-11 regarding 2005 contributions for the officers and directors identified therein). The Corporation (subject to certain limitations) contributes for each employee out of net investment income an amount equal to 200% of each employee’s contribution or to the maximum permitted by law. Employees may also contribute an additional amount of base salary to the thrift plan, but these contributions are not matched by the Corporation. All employee contributions are credited to the employee’s individual account. Employees may elect that their salary deferral and other contributions be invested in Common Stock of the Corporation, or of Adams, or several mutual funds, or a combination thereof. Fifty percent of the Corporation’s matching contributions is invested in the Corporation’s Common Stock, and the remaining fifty percent is invested in the same manner that the employee has elected for his or her contributions, provided that the employee is 100% vested in the Plan. Otherwise, 100% of the Corporation’s matching contribution is invested in the Corporation’s Common Stock. An employee’s interest in amounts derived from the Corporation’s contributions becomes non-forfeitable upon completion of 36 months of service or upon death or retirement. Payment of amounts not withdrawn or forfeited under the thrift plan may be made upon retirement or other termination of employment in a single distribution, in ten equal installments, or in an annuity.

Employees’ Retirement Plan

The employees of the Corporation with one or more years of service participate in a retirement plan pursuant to which contributions are made solely by the Corporation on behalf of, and benefits are provided for, employees meeting certain age and service requirements. The plan provides for the payment of benefits in the event of an employee’s retirement at age 62 or older. Upon such retirement, the amount of the retirement benefit is 2% of an employee’s highest thirty-six months average of an employee’s final sixty months annual salary, including incentive compensation, multiplied by years of service. Retirement benefits cannot exceed 60% of the highest thirty-six months’ average out of the employee’s final sixty months annual salary including incentive compensation. Benefits are payable in several alternative methods, each of which must be the actuarial equivalent of a pension payable for the life of the employee only. Retirement benefits (subject to any applicable reduction) are also payable in the event of an employee’s early or deferred retirement, disability, or death. Contributions are made to a trust to fund these benefits. During 2005, the Corporation contributed $414,000 to the plan.

On March 10, 1988, the Board of Directors of the Corporation unanimously approved a supplemental retirement benefits plan (the “Supplemental Plan”) for employees of the Corporation. On June 11, 1998, the Supplemental Plan was amended and restated as of January 1, 1998. The purpose of the Supplemental Plan is to provide deferred compensation in excess of benefit limitations imposed by the Internal Revenue Code on tax-qualified defined benefit plans, including the retirement plan of the Corporation described above. In accordance with such limitations, the annual benefit payable under the Corporation’s retirement plan may not exceed the lesser of $175,000 for 2006 and the employee’s average total compensation paid during the three highest-paid consecutive calendar years of employment. The $175,000 limit will be adjusted by the Secretary of the Treasury to reflect cost-of-living increases.

The Supplemental Plan authorizes the Corporation to pay annual retirement benefits to beneficiaries in an amount equal to the difference between the maximum benefits payable under the retirement plan described above and the benefits that would otherwise be payable but for the Internal Revenue Code’s limitations on annual retirement benefits. All amounts payable under the Supplemental Plan will be paid from the general funds of the Corporation as benefits become due. The Corporation has established a funding vehicle using life insurance policies owned by the Corporation for the Supplemental Plan. Payment of benefits under the Supplemental Plan will be made at the employee’s election, either as a lump sum or a life annuity. During 2005, the Corporation made payments of $41,520 under the Supplemental Plan.

The following table shows the estimated annual retirement benefits payable on a straight life annuity basis to participating employees, including officers, in the compensation and years of service classifications indicated, under the Corporation’s Employees’ Retirement Plan and Supplemental Plan.

	Estimated Annual Benefits Based Upon Years of Credited Service
Final Average Annual Earnings	10	20	30	40
$100,000	$20,000	$40,000	$60,000	$60,000
200,000	40,000	80,000	120,000	120,000
300,000	60,000	120,000	180,000	180,000
400,000	80,000	160,000	240,000	240,000
500,000	100,000	200,000	300,000	300,000
600,000	120,000	240,000	360,000	360,000

The estimated credited years of service for the officers listed in the Compensation Table on page 10, above, are: Mr. Ober (25), Mr. Truta (36), and Ms. Prue (23).

Brokerage Commissions

During the past fiscal year, the Corporation paid brokerage commissions in the amount of $203,630 on the purchase and sale of portfolio securities traded on the New York Stock Exchange and the American Stock Exchange, substantially all of which were paid to brokers providing research and other investment services to the Corporation. The Corporation paid brokerage commissions of $34,370 on options written or purchased by the Corporation. The average per share commission rate paid by the Corporation was $0.05. No commissions were paid to an affiliated broker.

Portfolio Turnover

The portfolio turnover rate (purchases or sales, whichever is lower, as a percentage of weighted average portfolio value) for the past three years has been as follows:

2005	2004	2003
10.15%	13.44%	10.20%

Expense Ratio

The ratio of expenses to the average net assets of the Corporation for the past three years has been as follows:

2005	2004	2003
0.59%	0.56%	0.74%

(2) RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Investment Company Act of 1940, as amended (the “Act”), requires, in effect, that the Corporation’s independent auditors be selected by the Audit Committee, whose selection thereof is ratified by a majority of those members of the Board of Directors who are not “interested persons” (as defined by the Act) of the Corporation; that such selection may be submitted for ratification or rejection at the annual meeting of stockholders; and that the employment of such independent auditors be conditioned on the right of the Corporation, by vote of the holders of a majority of its outstanding voting securities, to terminate such employment at any time without penalty. In accordance with such provisions, PricewaterhouseCoopers LLP, 250 W. Pratt Street, Baltimore, Maryland, an independent registered public accounting firm, which firm was the Corporation’s principal auditor during the year 2005, has been selected as the independent registered public accounting firm to audit the books and accounts of the Corporation for or during the year ending December 31, 2006, by the Audit Committee, which selection has been ratified by a majority of those members of the Board of Directors who were not “interested persons” of the Corporation, voting in person, and their selection is submitted to the stockholders for ratification by the affirmative vote of a majority of all votes cast at the meeting. Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting to make a statement if they desire to do so and to respond to appropriate questions. The Corporation has been informed that PricewaterhouseCoopers LLP does not have any direct financial or any material indirect financial interest in the Corporation.

The Board of Directors unanimously recommends ratification of the selection of PricewaterhouseCoopers LLP.

(3) OTHER MATTERS AND ANNUAL REPORT

As of the date of this proxy statement, management knows of no other business that will come before the meeting. Should other business be properly brought up, it is intended that proxies in the accompanying form will be voted thereon in accordance with the judgment of the person or persons voting such proxies.

The Annual Report of the Corporation for the year ended December 31, 2005, including financial statements, has been mailed to all stockholders entitled to notice of and to vote at the annual meeting to be held on March 28, 2006. A copy of the Corporation’s Annual Report will be furnished to stockholders, without charge, upon request. You may request a copy by contacting Lawrence L. Hooper, Jr., Vice President, General Counsel and Secretary, at Seven St. Paul Street, Suite 1140, Baltimore, MD 21202, by telephoning Mr. Hooper at (800) 638-2479, or by sending Mr. Hooper an e-mail message at contact@peteres.com.

The Corporation has retained The Altman Group Inc. (“Altman”) to assist in the solicitation of proxies. The Corporation will pay Altman a fee for its services not to exceed $3,500 and will reimburse Altman for its expenses, which the Corporation estimates should not exceed $1,500.

Stockholder Proposals or Nominations for 2006 Annual Meeting

Stockholder proposals for inclusion in the proxy statement and form of proxy relating to the 2007 Annual Meeting must be received at the office of the Corporation, Seven St. Paul Street, Baltimore, MD 21202, no later than November 15, 2006.

In addition, for stockholder proposals or director nominations that a stockholder seeks to bring before the 2007 Annual Meeting but does not seek to have included in the Corporation’s proxy statement and form of proxy for that meeting, the following requirements apply. Pursuant to the Corporation’s By-laws, in order for stockholder proposals or nominations of persons for election to the Board of Directors to be properly brought before the 2007 Annual Meeting, any such stockholder proposal or nomination (including in the case of a nomination, the information required by the Corporation’s advance notice By-laws provisions) must be received at the office of the Corporation no earlier than December 28, 2006 and no later than January 27, 2007. The Corporation’s advance notice By-law requirements are separate from, and in addition to, the Securities and Exchange Commission’s requirements (including the timing requirements described in the preceding paragraph) that a stockholder must meet in order to have a stockholder proposal included in the proxy statement. Should the Corporation determine to allow a stockholder proposal that is received by the Corporation after January 27, 2007 to be presented at the 2007 Annual Meeting nevertheless, the persons named as proxies in the accompanying form will have discretionary voting authority with respect to such stockholder proposal.

Petroleum & Resources Corporation®

ANNUAL MEETING OF STOCKHOLDERS OF

PETROLEUM & RESOURCES CORPORATION

March 28, 2006

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS VOTES FOR: PROPOSALS (1) AND (2).

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

1. Election of Directors:

FOR ALL NOMINEES

WITHHOLD AUTHORITY FOR ALL NOMINEES

FOR ALL EXCEPT

(See instructions below)

NOMINEES:

Enrique R. Arzac

Phyllis. Bonanno

Daniel E. Emerson

Frederic A. Escherich

Roger W. Gale

Thomas H. Lenagh

Kathleen T. McGahran

Douglas G. Ober*

John J. Roberts

Craig R. Smith

*Mr. Ober is an “interested person”, as defined by the Investment Company Act of 1940, because he is an officer of the Corporation.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

FOR AGAINST ABSTAIN

2. THE SELECTION OF PricewaterhouseCoopers LLP as independent public auditors.

In their discretion, the Proxies are authorized to vote upon all other business that may properly come before the Meeting with all the powers the undersigned would possess if personally present.

Attend Annual Meeting mark here.

Signature of Stockholder

Date:

Signature of Stockholder

Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PETROLEUM & RESOURCES CORPORATION

PROXY FOR 2006 ANNUAL MEETING

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Thomas H. Lenagh, Kathleen T. McGahran and Roger W. Gale, the proxies, and each of them (with power to act without the others and with power of substitution) the proxy of the undersigned, for and in the name of the undersigned, to vote at the Annual Meeting of Stockholders of Petroleum & Resources Corporation to be held at the Gaylord Palms Resort & Convention Center, 6000 W. Osceola Parkway, Kissimmee, Florida 34746, on the 28th day of March 2006 at 11:00 a.m. and at any adjournment thereof, the shares of stock which the undersigned would be entitled to vote if personally present.

The undersigned hereby ratifying all action of said proxies, or any of them, or their or his substitutes or substitute by virtue hereof; and hereby revoking any authorization to vote such shares heretofore given by the undersigned to anyone. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders dated February 17, 2006, and the Proxy Statement furnished therewith.

If the undersigned fails to specify herein how such shares are to be voted on said proposals (1) and (2), they shall be voted “FOR” Proposals (1) and (2).

(over)

PETROLEUM & RESOURCES CORPORATION

14475

Petroleum & Resources Corporation®

ANNUAL MEETING OF STOCKHOLDERS OF

PETROLEUM & RESOURCES CORPORATION

March 28, 2006

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

-OR-

TELEPHONE - Call toll-free 1-800-PROXIES from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

-OR-

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER

ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

THE BOARD OF DIRECTORS RECOMMENDS VOTES FOR: PROPOSALS (1) AND (2).

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

1. Election of Directors:

FOR ALL NOMINEES

WITHHOLD AUTHORITY FOR ALL NOMINEES

FOR ALL EXCEPT

(See instructions below)

NOMINEES:

Enrique R. Arzac

Phyllis . Bonanno

Daniel E. Emerson

Frederic A. Escherich

Roger W. Gale

Thomas H. Lenagh

Kathleen T. McGahran

Douglas G. Ober*

John J. Roberts

Craig R. Smith

*Mr. Ober is an “interested person”, as defined by the Investment Company Act of 1940, because he is an officer of the Corporation.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

FOR AGAINST ABSTAIN

2. THE SELECTION OF PricewaterhouseCoopers LLP as independent public auditors.

In their discretion, the Proxies are authorized to vote upon all other business that may properly come before the Meeting with all the powers the undersigned would possess if personally present.

Attend Annual Meeting mark here.

Date:

Signature of Stockholder

Date:

Signature of Stockholder

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.